UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Definitive Proxy Statement
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☑	Soliciting Material pursuant to § 240.14a-12
VALEANT PHARMACEUTICALS INTERNATIONAL

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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EXPLANATORY NOTE
The following is a copy of a communication sent by Valeant Pharmaceuticals International (“Valeant”) to senior managers on June 21, 2010 relating to the Agreement and Plan of Merger, dated as of June 20, 2010, among Valeant, Biovail Corporation, Biovail Americas Corp. and Beach Merger Corp.

Senior Manager Talking Points
Below are talking points that you might find useful when speaking with your employees about the combination of Valeant and Biovail.
What Was Announced
•	Valeant and Biovail announced that their Boards of Directors have unanimously approved a definitive merger agreement to combine the companies.
•	The combined company will be called Valeant Pharmaceuticals International, Inc.
•	The combination creates a new leader in the specialty pharmaceuticals industry.
Compelling Combination
•	Bringing together Valeant and Biovail will create greater opportunities for both companies at a level that would not have been possible for either on a stand-alone basis.
•	The new Valeant will have scale, financial strength and complementary product lines that will enable it to pursue substantial growth opportunities.
•	The combined company will also have a significantly expanded presence in North America and operations in eight other countries, working across four growth platforms — specialty Central Nervous System (CNS), dermatology, Canada and emerging markets/branded generics.
•	In addition, the combined company will have limited patent exposure and enjoy strong and stable cash flows from legacy products that will support future growth.
Impact on Employees
•	It is important to remember that this transaction is all about growth and is entirely consistent with our corporate values and growth strategy.
•	As the new Valeant we will have the opportunity to execute our strategy and mission on a larger scale, and to take advantage of the key capabilities and talent that each company brings to the table.
•	Valeant has operations in many countries that Biovail does not and for the vast majority of our employees, it will be business as usual. Those employees who could see a change are most likely to be those in Canada and in our U.S. operations.

Headquarters
•	The combined company will be headquartered in Mississauga, Ontario.
•	The combined company will retain Biovail’s existing principal operating subsidiary in Barbados, which will continue to own, manage, control and develop IP for the company.
•	The location of the new Valeant’s U.S. headquarters will be determined after the close of the transaction.
Management Team
•	The combined company’s Board of Directors will be comprised of individuals from both Valeant and Biovail.
•	Bill Wells, Chief Executive Officer of Biovail, will serve as non-executive Chairman and Mike Pearson, Chairman and CEO of Valeant, will become the combined company CEO.
•	A team of senior executives from both companies will assist with the transition process.
Terms of the Merger
•	Valeant stockholders will receive a one-time special cash dividend of $16.77 per share prior to closing of the merger and 1.7809 shares of Biovail common stock upon closing of the merger in exchange for each share of Valeant common stock they own.
•	For Biovail stockholders, this transaction represents a15 percent premium based on a calculation of the last 10 trading days ending June 18, 2010.
•	It is anticipated that by December 31, 2010, contingent upon the closing of the merger and subject to approval by the combined company’s Board of Directors and to applicable law, the new Valeant will pay a one-time $1.00 per share dividend to all stockholders of the combined entity.
Next Steps
•	The merger is expected to be complete before the end of the year.
•	It is important to understand that, until the transaction closes, Valeant and Biovail will continue to operate as independent companies and it will be business as usual.
•	As we move forward, the best thing you can do is stay focused on the work at hand, serve our partners and patients, and help achieve our goals.
Your Role
Hold meetings with your employees as soon as possible. You have an important leadership role to play in helping to ensure that our employees understand that the merger with Biovail is a significant and positive event: the new Valeant’s scale, financial strength and complementary product lines will enable it to pursue substantial growth opportunities.
Keep in mind that how you discuss these new developments will affect how employees under your supervision respond. Stay confident, forward-looking and encourage employees to think and act constructively as we all begin working together to create the new Valeant.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; the expected timing of the completion of the transaction; and the expected payment of a one-time cash dividend. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this letter that contain forward-looking statements are qualified by these cautionary statements. Although Valeant and Biovail believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by Valeant and Biovail stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Valeant and Biovail operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the pharmaceutical industry, as detailed from time to time in each of Valeant’s and Biovail’s reports filed with the Securities and Exchange Commission (“SEC”) and, in Biovail’s case, the Canadian Securities Administrators (“CSA”). There can be no assurance that the proposed merger will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this letter, as well as under Item 1.A. in each of Valeant’s and Biovail’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and Item 1.A in each of Valeant’s and Biovail’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010. Valeant and Biovail caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Valeant and Biovail, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Neither Biovail nor Valeant undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.
Additional Information
In connection with the proposed merger, Valeant and Biovail plan to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Valeant and Biovail that also constitutes a prospectus of each of Valeant and Biovail. Valeant and Biovail will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Valeant and Biovail, free of charge, at the website maintained by the SEC at www.sec.gov and, in Biovail’s case, on SEDAR at www.sedar.com. You may also obtain these documents, free of charge, from Valeant’s website (www.valeant.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Valeant, One Enterprise, Aliso Viejo, California, 92656, Attention: Corporate Secretary. You may also obtain these documents, free of charge, from Biovail’s website (www.biovail.com) under the tab “Investor Relations” and then under the heading “Regulatory Filings” and then under the item “Current SEC Filings,” or by directing a request to Biovail, 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, Attention: Corporate Secretary.
The respective directors and executive officers of Valeant and Biovail and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Valeant’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Valeant on March 25, 2010, and information regarding Biovail directors and executive officers is available in its definitive proxy statement filed with the SEC and CSA by Biovail on April 21, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and the CSA when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.